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                                                                   EXHIBIT 23(B)

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the incorporation by reference in Pennzoil Company's previously filed Registration Statements on Form S-8 Nos. 2-76935, 2-95869, 33-24261, 33-40192, 33-51473, 33-53783, 33-63384, 333-26019, 333-26021 and
333-31257 and on Form S-3 Nos. 33-50029, and 33-50953 and on Form S-4 No. 333-
43003 of our summary report dated February 3, 1998 included as Exhibit 99(a) to this Annual Report on Form 10-K and the data extracted from our reports and the references to our firm appearing in "Item 1. Business and Item 2. Properties" under the captions "Oil and Gas -- Oil and Gas Reserves" and in "Supplemental Financial and Statistical Information -- Unaudited -- Oil and Gas Information" in such Annual Report on Form 10-K

                                          /s/ RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS
                                          --------------------------------------
                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS

Houston, Texas
February 10, 1998